Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Certificate Evidencing Establishment and Designation of Classes of Shares dated April 29, 2003 to the Amended and Restated Declaration of Trust of ING VP Money Market Portfolio filed herein.

(e)(1) First Amendment dated July 29, 2003 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.